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EXHIBIT 5.1

November 1, 2018

Board of Directors

Donegal Group Inc.

1195 River Road

Marietta, Pennsylvania 17547

Re:	Donegal Group Inc. (the “Company”)

Registration Statement on Form S-8

200,000 Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the “Registration Statement”) relating to the offer and sale by the Company of up to 200,000 shares (the “Shares”) of Class A common stock, $0.01 par value, of the Company that the Company may issue under its 2011 Employee Stock Purchase Plan, as amended (the “Plan”).

As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company’s certificate of incorporation and by-laws, as amended to date, its corporate minutes and other proceedings and its records relating to the authorization, sale and issuance of the Shares and the adoption of the amendment to the Plan, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan under which the Shares may be issued, the Shares will be legally issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law. We hereby consent to the use of our name under Item 5 “Interests of Named Experts and Counsel” of the Registration Statement.

Sincerely,

/s/ Duane Morris LLP